UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2022

INLAND REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2022, Inland Real Estate Income Trust, Inc. (the “Company”) entered into a second amended and restated credit agreement (the “Credit Agreement”) in respect of the Company’s credit facility (the “Credit Facility”) with KeyBank National Association, individually and as administrative agent (“KeyBank”), KeyBanc Capital Markets Inc., PNC Capital Markets LLC and BofA Securities, Inc., as joint lead arrangers, and other lenders from time to time parties to the Credit Agreement (collectively, the “Lenders”). Pursuant to the Credit Agreement, the aggregate total commitments under the Credit Facility were increased from $350 million to $475 million. The Credit Facility consists of a revolving credit facility (the “Revolving Credit Facility”) providing revolving credit commitments in an aggregate amount of $200 million and a term loan facility (the term loans funded under such commitments, the “Term Loan”) providing term loan commitments in an aggregate amount of $275 million (increased from $150 million). The Revolving Credit Facility includes a sublimit of $25 million for swingline loans and a sublimit of $25 million for letters of credit. The Credit Agreement provides the Company with the ability from time to time to increase the size of the Credit Facility up to a total of $825 million, subject to certain conditions. The proceeds of the Credit Facility may be used by the Company for general corporate purposes of the Company and its subsidiaries, including, without limitation, repayment of indebtedness, property acquisitions and permitted investments, capital expenditures, development, redevelopment, capital reserves and working capital. The Company’s performance of its obligations under the Credit Agreement, including the payment of any outstanding indebtedness under the Credit Facility, is guaranteed by certain subsidiaries of the Company (the “Guarantors”), including each of the subsidiaries of the Company which owns or leases any of the properties included in the pool of unencumbered properties comprising the borrowing base. Additional properties may be added and removed from the pool so long as at any time there are at least 15 unencumbered properties with an unencumbered pool value of $300 million or more.

The Revolving Credit Facility matures on February 3, 2026, and the Company has the option to extend the maturity date for a period of one additional year subject to the payment of an extension fee and certain other conditions. The Term Loan matures on February 3, 2027.

Borrowings under the Credit Facility bear interest equal to (i) Adjusted Term SOFR (as defined below) plus a margin ranging from 130 basis points to 210 basis points, in the case of the Revolving Credit Facility, and 125 basis points to 205 basis points, in the case of the Term Loan or (ii) the alternate base rate plus a margin ranging from 30 basis points to 110 basis points, in the case of the Revolving Credit Facility, and 25 basis points to 105 basis points, in the case of the Term Loan, in each case depending on the Company’s leverage ratio. “Adjusted Term SOFR,” which is the initial benchmark under the Credit Agreement, is a rate based on the forward-looking term SOFR reference rate for the applicable interest period as of any date of determination, plus a spread adjustment ranging from 10 basis points to 25 basis points per annum based on the interest period then in effect.  Adjusted Term SOFR interest periods will be one, three or six months, as selected by the Company.  Effective as of the date on which the Company receives a rating of BBB- or better from S&P Global Ratings or a rating of Baa3 or better from Moody’s Investors Service, Inc. or any date thereafter on which the Company maintains such rating, the Company may elect that the interest rate be determined based on the Company’s credit rating rather than its leverage ratio (the “Ratings Based Pricing Election”). After making the Ratings Based Pricing Election, the applicable margin that will be added either to the alternate base rate or to Adjusted Term SOFR to determine the rate on amounts outstanding under the Credit Facility will be based on the Company’s then current credit rating. The Ratings Based Pricing Election will be irrevocable and will apply throughout the remaining term of the Credit Facility.

On February 3, 2022, the Company entered into interest rate swaps with Bank of America, N.A., Fifth Third Bank and PNC Bank, N.A. (the “Dealers”) to mitigate the risk associated with rising interest rates on $275,000,000 of its floating rate indebtedness (without incurring substantial prepayment penalties or defeasance costs typically associated with fixed rate indebtedness), pursuant to an International Swaps and Derivatives Association, or ISDA, Master Agreement in customary form. The swap has a trade date of February 3, 2022, an effective date of March 1, 2022 and a termination date of February 3, 2027.  The swap effectively fixed the SOFR-based variable rate on the Credit Agreement at a blended fixed rate of 1.758%. Beginning on April 1, 2022, we will be required to make monthly fixed rate payments to the Dealers at a blended interest rate of 0.1465%, calculated on a notional amount of $275,000,000, while the Dealers will be obligated to make monthly floating rate payments to us based on US Dollar, CME Term SOFR, referencing the same notional amount. The Company may, subject to certain limitations, modify or terminate the swap or enter into additional swap transactions in the future from time to time.

The Company will be required to pay interest only, on a monthly basis in arrears, during the term of the Credit Facility, with all outstanding principal and unpaid interest due upon termination of the Revolving Credit Facility or Term Loan, as applicable. The Company may prepay the Credit Facility, in whole or in part in an amount not less than $1 million, at any time without fees or penalty. The Credit Facility also requires the maintenance of certain financial covenants.

Until the Company makes the Ratings Based Pricing Election, the Company must pay to the applicable Lenders an unused fee based on (i) an annual rate of 0.25% at such time as less than 50% of the Revolving Credit Facility is being used or (ii) an annual rate of 0.15% at such time as 50% or more of the Revolving Credit Facility is being used (the “Revolver Unused Fee”). After the Company makes the Ratings Based Pricing Election, the Revolver Unused Fee no longer accrues and the Company must instead pay to the applicable Lenders an annual facility fee that equals the amount of the applicable Lenders’ total commitment under the Revolving Credit

Facility multiplied by a percentage ranging from 0.125% to 0.300%, depending upon the Company’s credit rating. Upon the issuance of each letter of credit under the Revolving Credit Facility, the Company must also pay KeyBank an issuance fee equal to 0.125% of the face amount of the letter of credit. The Company must thereafter pay a facility letter of credit fee on each outstanding letter of credit equal to the face amount of the letter of credit multiplied by the applicable SOFR margin. Such fees, other than the issuance fee, are payable quarterly in arrears.

The Credit Facility provides for customary events of default which are substantially the same as those under the original facility. Upon the occurrence of an event of default, all amounts owed by the Company under the Credit Facility may be declared or may become immediately due and payable.

The Company currently has $19.3 million outstanding under the Revolving Credit Facility and $275 million outstanding under the Term Loan.

Certain of the lenders under the Credit Agreement or their affiliates are providing, and may in the future provide, commercial banking, lending, financial advisory, and investment banking services for the Company, its subsidiaries and affiliates of the Company’s business manager, for which the lenders and their affiliates are receiving, or would be expected to receive, customary fees and commissions and other consideration consistent with market conditions at the time of the services.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the Credit Agreement and related documents, which are attached to this Current Report as Exhibits 10.1-10.2 and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
10.1

Second Amended and Restated Credit Agreement, dated as of February 3, 2022, by and among Inland Real Estate Income Trust, Inc., as borrower, KeyBank National Association, individually and as administrative agent, KeyBanc Capital Markets Inc., PNC Capital Markets LLC and BofA Securities, Inc., as joint lead arrangers, and other lenders parties thereto

10.2

Subsidiary Guaranty, dated as of February 3, 2022, by certain subsidiaries of Inland Real Estate Income Trust, Inc. parties thereto for the benefit of KeyBank National Association, as administrative agent for itself and the lenders under the Second Amended and Restated Credit Agreement

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date: February 9, 2022	By:	/s/ Catherine L. Lynch
	Name:	Catherine L. Lynch
	Title	Chief Financial Officer